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                                                                 EXHIBIT 23(b)



                       INDEPENDENT ACCOUNTANTS' CONSENT



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 23, 1994 (except with respect to the matter discussed in Note 18, as to which the date is December 9, 1994) included in Sports-Tech, Inc.'s Form 10-K/A-2 for the year ended June 30, 1994, and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP



Las Vegas, Nevada
June 1, 1995